Exhibit 99.1

6721 Columbia Gateway Drive • Columbia • Maryland • 21046 • U.S.A.

Telephone: 443.539.5008 • Fax: 410.312.2705 • Internet: sales@integ.com • Web: http://www.integ.com

FOR IMMEDIATE RELEASE

Integral Systems Announces Third Quarter Fiscal 2010 Financial Results and Revised Fiscal 2010 Guidance

Company Exhibits Year-over-Year Growth in Revenue and Gross Margin;

Rate Reserve and Acquisition-Related Costs Impact Earnings

COLUMBIA, Md, August 2, 2010 — Integral Systems, Inc. (NASDAQ-ISYS) (“Company”) today reported financial results for its fiscal quarter ended June 25, 2010 and revised its guidance for full-year fiscal 2010. The results for the quarter include a $2.7 million increase in reserve against potentially unrecoverable costs on government contracts, the continuing impact of additional expenses associated with ongoing legal and compliance activities, and costs associated with recent acquisitions.

The Company recognized a $2.7 million reserve for work performed on U.S. government contracts during fiscal years 2008 and 2009. During fiscal year 2010, the Company changed the method of allocating certain expenses based on negotiations with the Defense Contract Audit Agency (DCAA). Based on this change in methodology, the Company received provisional billing rates for fiscal year 2010. Subsequently, the DCAA indicated that the methodology adopted for the 2010 rates should be applied to the cost incurred rates for fiscal years 2008 and 2009 as applied to government contracts. The Company continues its discussions with the DCAA regarding fiscal years 2008 and 2009 incurred costs. At this time, management believes it has established an appropriate position with the $2.7 million reserve.

The $2.7 million reserve is in addition to the $3.9 million revenue rate reserve recognized in fiscal year 2009.

“We are distressed by the impact of the additional reserve and continuing legal and compliance expenses,” commented Paul Casner, President and CEO of Integral Systems. “I understand our shareholders’ frustration with the level and frequency of these types of additional expenses. I share that frustration.

“We have taken a prudent position with this reserve and do not anticipate that we will experience any significant adjustments upon audit by the DCAA. We continue our efforts to reduce indirect expenses, recognizing that some of them, such as ongoing legal expenses from the Securities and Exchange Commission action, are beyond our control.”

Revenue for the third quarter of fiscal 2010 was $44.4 million, an increase of 11.5% versus the third quarter of 2009. Gross margin was 29.8%, compared to 24.3% for the third quarter of fiscal 2009. Third quarter 2010 loss from operations was $5.0 million, compared to a loss from operations of $3.8 million reported in the third quarter of fiscal 2009. Net loss for the third quarter of fiscal 2010 was $3.8 million or a loss of $0.22 per diluted share, compared to net loss of $1.5 million or $0.09 per diluted share reported for the third quarter of fiscal 2009.

As a result of Integral Systems’ performance for the first three quarters of fiscal 2010, the Company is providing revised full-year fiscal 2010 guidance of:

• Revenue:	Reaffirmed revenue guidance of $170M - $174M

• Gross Margin:	37% - 39% versus previous guidance of 35% - 37%

• Earnings per Share (diluted):	($0.02) - ($0.05) versus previous guidance of $0.35 - $0.40

• EBITDA:	$9M - $12M versus previous guidance of $20M - $25M

“We continue to see progress in our operations, led by our Products Group. Strong product sales in the majority of our product lines drove 11% revenue growth year over year and a solid 38.5% gross margin year to date. While CVG-Avtec, now the SATCOM Solutions division, did not meet our financial projections for their first quarter as a division of Integral Systems, we remain confident in the strategic value of the acquisition,” commented Casner.

Earnings results for the third quarter of fiscal 2010 include the following items:

•	Revenue rate reserve of $2.7M for potential future audit adjustments by the DCAA for fiscal years 2008 and 2009 incurred costs on government programs

•	Consultant expenses associated with the resolution of previously disclosed Sarbanes-Oxley material weaknesses of approximately $336K, almost three times the planned expenditure

•

Unexpected legal expenses resulting from the Securities and Exchange Commission’s investigation of, and civil action against, two former officers of approximately $500K. The Company is not a defendant in that action

•

Additional expenses related to the asset acquisition of Sophia Wireless and the integration of CVG-Avtec – now Integral Systems SATCOM Solutions division – of approximately $600K, reflected in operating expenses of $18.3M

•	Revenue shortfall in the Integral Systems SATCOM Solutions division of over 50% compared to forecast

“We are proactively and rigorously managing our expenses and remain committed to making the structural and operational changes necessary to rationalize our business operations while continuing to invest carefully to position the Company for long-term growth,” Casner concluded.

QUARTER HIGHLIGHTS

•	Appointed Christopher Roberts as Chief Financial Officer and General (Ret.) Thomas S. Moorman to the Company’s Board of Directors

•	Announced the award of a $13.1 million, multi-year contract to RT Logic by the United States Government to modernize a major data communications network

•	Announced the on-schedule handover of satellite bus operations for the third Wideband Global SATCOM Space Vehicle (WGS SV-3) to the Command and Control System – Consolidated (CCS-C) baseline.

•	Launched several new and upgraded industry-leading products including the RT Logic TS400CS Channel Simulator and SAT Corporation’s SAT-DSP 5000

•	Demonstrated the SATOPS Enterprise architecture, a platform for a comprehensive Space Situational Awareness (SSA) capability, at the 26th National Space Symposium (NSS)

•

Completed the asset acquisition of Sophia Wireless adding a product line of highly compact and high-performing Ka-band and Ku-band solid state power amplifiers to Integral Systems’ lines of communications products and solutions

•	Announced a number of new and additional contracts, including:

•	Relocation of operational satellite ground system equipment of National Oceanic and Atmospheric Administration’s (NOAA) Fairbanks Satellite Operations Facility (FSOF)

•

A seven year extension of interference detection and Geolocation maintenance contract with Sky Perfect JSAT and an award to upgrade CHINA SATCOM’s satellite signal monitoring and interference detection system

•	Remote site management and monitoring for a large service provider in Pakistan

•	Centralized monitoring of all NOAA/NWS Weather Radio Improvement Program (WRIP) system assets

•	A new satellite ground system contract from British Sky Broadcasting (BSkyB)

•	Acceptance of GeoMon spectrum supervision system for the Ukrainian State Centre of Radio-Frequencies (UCRF)

Integral Systems will host an investor conference call to discuss the third quarter financial results today at 11:00 am EDT. The conference call will be webcast live on Integral Systems’ website at: www.integ.com. Interested parties are invited to participate in this conference call by dialing: (877) 324-1958. A replay of the conference call can be heard from 2:00 pm EDT Monday, August 2, 2010, through midnight EDT Monday, August 9, 2010, by dialing 1.800.642.1687 or 1.706.645.9291 and asking for ID number 88315419.

ABOUT INTEGRAL SYSTEMS

Integral Systems, Inc., of Columbia, MD, applies more than 25 years experience to provide integrated technology solutions for satellite communications-interfaced systems. Customers have relied on the Integral Systems family of companies (Integral Systems, Inc., Integral Systems Europe, Lumistar, Inc., Newpoint Technologies, Inc., RT Logic, and SAT Corporation) to deliver on time and on budget for more than 250 satellite missions. Our dedication to customer service has solidified long-term relationships with the U.S. Air Force, NASA, NOAA, and nearly every satellite operator in the world. For more information, visit www.integ.com.

Except for statements of historical facts, this news release contains forward-looking statements about the Company, including but not necessarily limited to the Company’s financial projections and the result of any governmental agency audit, all of which are based on the Company’s current expectations. There can be no assurance that the Company’s projections will in fact be achieved and these projections do not reflect any acquisitions or divestitures that may occur in the future. The forward-looking statements contained in this news release are subject to additional risks and uncertainties, including the Company’s reliance on contracts and subcontracts funded by the U.S. government, intense competition in the ground systems industry, the competitive bidding process to which the Company’s government and commercial contracts are subject, the Company’s dependence on the satellite industry for most of its revenues, rapid technological changes in the satellite industry, the Company’s acquisition strategy and those other risks noted in the Company’s SEC filings. The Company assumes no obligation to update or revise any forward-looking statements appearing in this news release.

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Company Contact: Andrew Miller Vice President, External Communications Integral Systems, Inc. Phone: 443.539.5124 amiller@integ.com

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 25, 2010 and September 25, 2009

(in thousands of dollars, except share amounts)

	June 25, 2010	September 25, 2009
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$13,046	$5,698
Accounts receivable, net of allowance for doubtful accounts	14,584	27,016
Unbilled revenues	42,560	37,028
Prepaid expenses and other current assets	2,442	1,256
Income tax receivable	2,889	12,361
Deferred contract costs	6,422	2,598
Inventory	15,487	9,994

Total current assets	97,430	95,951

Property and equipment, net	22,372	20,368
Goodwill	71,111	54,113
Intangible assets, net	22,955	6,711
Other assets	3,702	1,181

Total assets	$217,570	$178,324

Liabilities and Stockholders’ Equity

Current liabilities:
Short term debt	$35,000	$5,311
Accounts payable	5,047	5,771
Accrued expenses	19,838	17,941
Deferred tax liabilities	5,381	7,347
Deferred revenue	17,455	12,373

Total current liabilities	82,721	48,743

Deferred rent, non-current	8,630	8,460
Deferred tax liabilities, non-current	5,582	—
Obligations under capital leases	4,431	5,163
Other non-current liabilities	985	955

Total liabilities	102,349	63,321

Stockholders’ equity:
Common stock, $.01 par value, 80,000,000 shares authorized, and 17,520,173 and 17,331,796 shares issued and outstanding at June 25, 2010 and September 25, 2009, respectively	175	173
Additional paid-in capital	69,769	66,461
Retained earnings	45,904	48,354
Accumulated other comprehensive (loss) income	(627)	15

Total stockholders’ equity	115,221	115,003

Total liabilities and stockholders’ equity	$217,570	$178,324

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 25, 2010	June 26, 2009	June 25, 2010	June 26, 2009
	(Unaudited)		(Unaudited)
Revenue	$44,351	$39,783	$122,383	$121,021

Cost of revenue	31,114	30,110	75,208	79,903

Gross profit	13,237	9,673	47,175	41,118

Operating expense:
Selling, general & administrative	14,569	12,000	42,666	36,209
Research & development	3,717	1,495	7,218	3,187

Total operating expense	18,286	13,495	49,884	39,396

Income (loss) from operations	(5,049)	(3,822)	(2,709)	1,722

Other (expense), net	(347)	(60)	(449)	(125)

Income (loss) before income taxes	(5,396)	(3,882)	(3,158)	1,597

Income tax (benefit)	(1,595)	(2,394)	(708)	(585)

Net income (loss)	$(3,801)	$(1,488)	$(2,450)	$2,182

Comprehensive income (loss):
Cumulative currency translation adjustment	(206)	17	(642)	8

Total comprehensive income (loss)	$(4,007)	$(1,471)	$(3,092)	$2,190

Weighted average number of common shares:
Basic	17,554	17,329	17,477	17,304
Diluted	17,554	17,329	17,477	17,374

Net income (loss) per share:
Basic	$(0.22)	$(0.09)	$(0.14)	$0.13
Diluted	$(0.22)	$(0.09)	$(0.14)	$0.13

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars)

	Three Months Ended		Nine Months Ended
	June 25, 2010	June 26, 2009	June 25, 2010	June 26, 2009
	(unaudited)		(unaudited)
Revenue:
Military and Intelligence Group	$14,200	$21,964	$45,016	$62,649
Civil and Commercial Group	6,522	6,657	18,585	17,852
Products Group	25,764	14,458	63,495	47,896
Elimination of intersegment sales	(2,135)	(3,296)	(4,713)	(7,376)

Total revenue	44,351	39,783	122,383	121,021

Cost of revenue:
Military and Intelligence Group	11,979	19,355	33,290	47,158
Civil and Commercial Group	4,901	5,566	11,091	13,470
Products Group	16,369	8,485	35,540	26,651
Elimination of intersegment sales	(2,135)	(3,296)	(4,713)	(7,376)

Total cost of revenue	31,114	30,110	75,208	79,903

Gross profit:
Military and Intelligence Group	2,221	2,609	11,726	15,491
Gross margin	15.6%	11.9%	26.0%	24.7%
Civil and Commercial Group	1,621	1,091	7,494	4,382
Gross margin	24.9%	16.4%	40.3%	24.5%
Products Group	9,395	5,973	27,955	21,245
Gross margin	36.5%	41.3%	44.0%	44.4%

Total gross profit	13,237	9,673	47,175	41,118

Gross margin	29.8%	24.3%	38.5%	34.0%

Operating expense:
Military and Intelligence Group	4,398	4,878	12,180	14,913
Civil and Commercial Group	1,993	1,575	6,585	4,030
Products Group	11,895	7,042	31,119	20,453

Total operating expense	18,286	13,495	49,884	39,396

Income (loss) from operations:
Military and Intelligence Group	(2,177)	(2,269)	(454)	578
Operating margin	-15.3%	-10.3%	-1.0%	0.9%
Civil and Commercial Group	(372)	(484)	909	352
Operating margin	-5.7%	-7.3%	4.9%	2.0%
Products Group	(2,500)	(1,069)	(3,164)	792
Operating margin	-9.7%	-7.4%	-5.0%	1.7%

Total income (loss) from operations	$(5,049)	$(3,822)	$(2,709)	$1,722

Operating margin	-11.4%	-9.6%	-2.2%	1.4%

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of dollars)

	Nine Months Ended
	June 25, 2010	June 26, 2009
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(2,450)	$2,182
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,093	2,893
Loss on disposal of fixed assets	6	—
Bad debt expense	(1,041)	796
Stock-based compensation	2,131	2,644
Tax benefit on the exercise of stock options	—	54
Provision for deferred income taxes	—	(719)
Changes in operating assets and liabilities, excluding the net effects of acquisitions:
Accounts receivable	17,259	1,976
Unbilled revenue	(6,004)	(18,543)
Prepaid expenses and other current assets	(853)	(1,277)
Deferred contract costs	(3,629)	5,964
Inventories	(2,977)	(2,260)
Income taxes receivable	9,847	(880)
Accounts payable	(1,756)	(2,578)
Accrued expenses	(786)	(1,283)
Deferred revenue	4,497	(3,024)
Other	296	184

Net cash provided by (used in) operating activities	19,633	(13,871)

Cash flows from investing activities:
Acquisition of CVG, Incorporated, net of cash received	(32,256)	—
Acquisition of Sophia Wireless	(2,500)	—
Acquisition of satID	—	(10,944)
Acquisitions of fixed assets	(3,997)	(4,110)
Proceeds from sale of property and equipment	—	12,502

Net cash used in investing activities	(38,753)	(2,552)

Cash flows from financing activities:
Proceeds from line of credit borrowings	41,500	17,811
Repayment of line of credit borrowings	(11,811)	(12,000)
Deferred financing fee incurred	(1,521)	—
Restricted cash deposit	(1,001)	—
Payments on capital lease obligations	(702)	(15)
Proceeds from issuance of common stock	460	76

Net cash provided by financing activities	26,925	5,872

Net increase (decrease) in cash and cash equivalents	7,805	(10,551)
Effect of exchange rate changes on cash	(457)	(1)
Cash and cash equivalents - beginning of period	5,698	15,026

Cash and cash equivalents - end of period	$13,046	$4,474